Exhibit 10.1

SECURITIES REPURCHASE AGREEMENT

This SECURITIES REPURCHASE AGREEMENT (the “Securities Repurchase Agreement”), is made and entered into as of June 22, 2017 by and among ARS VI INVESTOR I, LP, a limited partnership formed and existing under the laws of the State of Delaware formerly known as ARS VI Investor I, LLC (the “Investor”), RAIT FINANCIAL TRUST, a real estate investment trust formed and existing under the laws of the State of Maryland (the “Company”), RAIT PARTNERSHIP, L.P., a limited partnership formed and existing under the laws of the State of Delaware (the “Operating Partnership”), TABERNA REALTY FINANCE TRUST, a real estate investment trust formed and existing under the laws of the State of Maryland (“Taberna”), and RAIT ASSET HOLDINGS IV, LLC, a limited liability company formed and existing under the laws of the State of Delaware (“NewSub” and together with the Company, the Operating Partnership and Taberna, the “Issuer Parties”).

RECITALS

WHEREAS, the Issuer Parties and the Investor are party to the Securities Purchase Agreement, dated as of October 1, 2012, as amended by the Amendment thereto dated September 30, 2015 and subject to a Waiver thereof dated March 29, 2016 (as amended and waived, the “Securities Purchase Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

WHEREAS, pursuant to the Securities Purchase Agreement, the Investor originally  purchased 4,000,000 Series D Preferred Shares and 4,000,000 Subsidiary Preferred Units, which represented all of the outstanding Series D Preferred Shares and Subsidiary Preferred Units as of the date hereof.

WHEREAS, pursuant to a Securities Repurchase Agreement (the “2016 Securities Repurchase Agreement”) dated as of November 23, 2016 among the Issuer Parties and the Investor, the Company repurchased (the “2016 Repurchase Transaction”) 464,000 Series D Preferred Shares and 464,000 Subsidiary Preferred Units for a purchase price of $11,600,000 (Eleven Million Six Hundred Thousand Dollars) on the terms and subject to the conditions of the 2016 Securities Repurchase Agreement.

WHEREAS, after giving effect to the 2016 Repurchase Transaction, the Investor held, and continues as of the date hereof to hold, 3,536,000 Series D Preferred Shares and 3,536,000  Subsidiary Preferred Units, which, from and after the 2016 Repurchase Transaction, represents all of the outstanding Series D Preferred Shares and Subsidiary Preferred Units through the date hereof.

WHEREAS, the Issuer Parties expect RAIT 2017-FL7 Trust (“RAIT FL7”), an affiliate of the Issuer Parties, to sell notes to be issued by RAIT FL7 to investors at a closing (the “FL7 Closing”) expected to occur by June 23, 2017.

WHEREAS, the Issuer Parties and the Investor desire that, shortly after the FL7 Closing, the Company repurchase 402,280 Series D Preferred Shares (the “Repurchased Shares”) and 402,280  Subsidiary Preferred Units (the “Repurchased Units,” and, together with the Repurchased Shares, the “Repurchased Securities”) for a purchase price of $10,057,000 (Ten Million Fifty

Seven Thousand Dollars) (the “Purchase Price”) on the terms and subject to the conditions of the Securities Repurchase Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.1Purchase and Sale of Repurchased Securities

.  On the terms and subject to the conditions set forth in this Securities Repurchase Agreement, at the Repurchase Closing (defined below), the Investor shall sell, convey, assign, transfer and deliver the Repurchased Shares to the Company and the Repurchased Units to NewSub, and the Company and NewSub shall, for an aggregate cash purchase price equal to the Purchase Price, purchase, acquire and accept from the Investor, all of the Investor’s right, title and interest in and to the Repurchased Shares, with respect to the Company, and the Repurchased Units with respect to NewSub.  In addition, the Company shall pay the Investor all accumulated and unpaid dividends (the “Unpaid Dividends”), if any, on the Repurchased Shares to, but excluding, the Repurchase Closing Date (defined below).

Section 1.2.The Repurchase Closing

.  The closing of the sale and purchase of the Repurchased Securities (the “Repurchase Closing”) shall take place at the Company’s offices at 9:00 a.m. (Eastern time) on the later of the date that is five (5) business days after the satisfaction or written waiver of the conditions set forth in Section 1.5 through 1.7, or on such other date or at such other time or place (including by an escrow arrangement agreed upon among the parties hereto) as the parties hereto may agree in writing. The date on which the Repurchase Closing occurs is referred to as the “Repurchase Closing Date.”  The Issuer Parties shall notify the Investor of the Repurchase Closing Date promptly after the Issuer Parties determine with reasonable certainty the date of the FL7 Closing.

Section 1.3.Investor Repurchase Closing Deliverables. Upon the terms and subject to the conditions set forth in this Securities Repurchase Agreement, at or prior to the Repurchase Closing, the Investor shall have delivered, or caused to have been delivered, to the Issuer Parties all of the following:

(a) a certificate of non-foreign status dated as of the Repurchase Closing Date from the Investor, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Code Section 1445; and

(b) certificates representing all of the Repurchased Securities, endorsed in blank or accompanied by duly executed assignment documents.

Section 1.4.Issuer Parties Repurchase Closing Deliverables. Upon the terms and subject to the conditions set forth in this Securities Repurchase Agreement, at or prior to the Repurchase Closing, the Issuer Parties shall have delivered, or caused to have been delivered, to the Investor, all of the following:

(a) evidence reasonably satisfactory to the Investor that the Company has taken all actions as may be required to cause the transactions contemplated by this Securities Repurchase Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

(b) by wire transfer to an account designated by the Investor in writing in advance of the Repurchase Closing, immediately available funds in an amount (the “Closing Amount”) equal to the sum of the Purchase Price plus any Unpaid Dividends.

Section 1.5.Condition to Obligations of All Parties. The obligations of the parties hereto to consummate the transactions contemplated by this Securities Repurchase Agreement shall be subject to the satisfaction or waiver by the Investor, in its sole discretion, and the Issuer Parties, in their sole discretion at or before the Repurchase Closing, of the following condition:

(a) No Injunction. No governmental authority of competent jurisdiction shall have enacted, adopted, issued, promulgated, enforced or entered any statute, rule, regulation, order, or other notice (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the transactions contemplated by this Securities Repurchase Agreement.

Section 1.6. Conditions to Obligations of the Investor. In addition to the satisfaction or waiver of the condition set forth in Section 1.5, the obligations of the Investor to consummate the transactions contemplated by this Securities Repurchase Agreement shall be subject to the satisfaction or the Investor’s waiver at or before the Repurchase Closing, of each of the following conditions:

(a) Representations and Warranties; Covenants. (i) The representations and warranties of the Issuer Parties contained in this Securities Repurchase Agreement shall be true and correct in all material respects as of the Repurchase Closing as if made on the Repurchase Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct as of such date); and (ii) the covenants contained in this Securities Repurchase Agreement required to be complied with by the Issuer Parties on or before the Repurchase Closing shall have been complied with in all material respects.

(b) Issuer Parties Repurchase Closing Deliverables. The Investor shall have received the Issuer Parties deliverables set forth in Section 1.4.

Section 1.7Conditions to Obligations of the Issuer Parties. In addition to the satisfaction or waiver of the condition set forth in Section 1.5, the obligations of the Issuer Parties to consummate the transactions contemplated by this Securities Repurchase Agreement shall be subject to the fulfillment or the Issuer Parties’ waiver, at or before the Repurchase Closing, of each of the following conditions:

(a) Representations and Warranties; Covenants. (i) The representations and warranties of the Investor contained in this Securities Repurchase Agreement shall be true and correct in all material respects as of the Repurchase Closing as if made on the Repurchase Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct as of such date); and (ii) the covenants contained in this Securities Repurchase Agreement required to be complied with by the Investor on or before the Repurchase Closing shall have been complied with in all material respects.

 (b) Investor Party Repurchase Closing Deliverables. The Issuer Parties shall have received the Investor deliverables set forth in Section 1.3.

(c) FL7 Closing.  The FL7 Closing shall have occurred and the Issuer Parties shall have received the net proceeds from the FL7 Closing.

Section 1.8.Cancellation.The Issuer Parties shall arrange that each surrendered certificate evidencing a Repurchased Security shall be canceled after the Repurchase Closing and the Repurchased Securities shall no longer be treated as outstanding.  If fewer than all of the Repurchased Securities evidenced by any such certificate are to be repurchased, the Issuer Parties shall arrange promptly after the Repurchase Closing for new certificate(s) to be issued to the Investor evidencing the Series D Preferred Shares or Subsidiary Preferred Units, as applicable, which were not repurchased.

Section 1.9.Mandatory Amortization Credit.  Fifty Percent (50%) of the Closing Amount paid by the Issuer Parties to the Investor at the Repurchase Closing shall be credited dollar for dollar towards the initial $50 million Mandatory Amortization (as defined in the Article Supplementary) payment provided for in Section 5(c) of the Articles Supplementary and the initial $50 million Mandatory Amortization (as defined in the LLC Agreement) payment provided for in Section 5.7(b)(ii) of the LLC Agreement and thereby further reduce dollar for dollar the remaining amount payable with respect to the respective initial Mandatory Redemption payments.

Section 2.1.Representations and Warranties of Each Party Hereto to the Other Parties Hereto.  In order to induce the each other party hereto to execute this Securities Repurchase Agreement, each party hereto hereby represents and warrants to the other parties hereto as follows:

a)The execution, delivery and performance by such party of this Securities Repurchase Agreement has been duly authorized by all necessary organizational action, on the part of such party and does not require any consent or approval of, or notice to or action by, any other Person (including any Governmental Authority).

b)This Securities Repurchase Agreement has been duly executed and delivered by such party and constitutes a valid and binding obligation of such party enforceable against it in accordance with its terms.

Section 2.2.  Representations and Warranties of the Investor to the Issuer Parties.  In order to induce the Issuer Parties to execute this Securities Repurchase Agreement, the Investor hereby represents and warrants to the Investor as follows:

a)The Investor is an accredited investor within the meaning of Regulation D under the Securities Act.  The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Securities Repurchase Agreement and is able to bear such risks, and has obtained, in Investor’s judgment,

sufficient information from the Company to evaluate the merits and risks of such transactions.   Without limiting the foregoing, the Investor has had an opportunity to discuss the Company’s business, management and financial affairs with officers and management of the Company and has had the opportunity to review the Company’s operations and facilities.  The Investor also has had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of such transactions.

b)The Investor has good title to the Repurchased Securities and, at the Repurchase Closing, the Repurchased Securities will be sold, conveyed, assigned, transferred and delivered to the Company or NewSub, as applicable, free and clear of any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind (collectively, “Liens”) and the Company, with respect to the Repurchased Shares, and NewSub, with respect to the Repurchased Units, will have good title to the relevant Repurchased Securities.

Section 3.  Waiver.  Each of the Issuer Parties and the Investor waive any terms or conditions of the Securities Purchase Agreement and the Related Documents solely to the extent necessary to consummate the transactions contemplated by the Securities Repurchase Agreement on the terms and subject to the conditions set forth herein.  Except as otherwise contemplated by this Section, all provisions of the Securities Purchase Agreement and the Related Documents shall remain in full force and effect.  Without limiting the generality of the foregoing, the Articles Supplementary for the Series D Preferred Shares provides that the Company shall not have the right to redeem Series D Preferred Shares prior to October 1, 2017 except in certain specified circumstances (none of which is applicable to the transactions contemplated hereby), and in such circumstances at a redemption price in respect thereof equal to $26.25 per share, plus all Unpaid Dividends, and the Investor is waiving such restriction solely for purposes of the transactions contemplated by this Securities Repurchase Agreement.

Section 4.1. Termination. This Securities Repurchase Agreement may be terminated before the Repurchase Closing only: (a) by the mutual written consent of the Investor and the Issuer Parties; or (b) by either the Investor or the Issuer Parties if the Repurchase Closing shall not have occurred by July 31, 2017 (the “Termination Date ”); provided, however, that the right to terminate this Securities Repurchase Agreement under this Section 4.1(b) shall not be available to a party whose material and uncured breach of any representation, warranty or covenant in this Securities Repurchase Agreement shall have been the cause of, or shall have resulted in, the failure of the Repurchase Closing to occur by the Termination Date.   For the avoidance of doubt, if the FL7 Closing has not occurred by the Termination Date, the Issuer Parties may terminate this Securities Repurchase Agreement.

Section 4.2.Notice of Termination. A party desiring to terminate this Securities Repurchase Agreement pursuant to Section 4.1 shall give written notice of such termination to the other parties hereto.

Section 4.3.Effect of Termination.  If this Securities Repurchase Agreement is terminated pursuant to Section 4.1, this Securities Repurchase Agreement shall thereupon become null and void and of no further force and effect, except for the provisions of Section 4.1, Section 4.3, Section 5, Section 6 and Section 7.   Nothing in this Section 4.3 shall be deemed to release the Issuer Parties or the Investor from any liability for any breach under this Securities Purchase Agreement or to impair the rights of the Issuer Parties or the Investor to compel specific performance by the other of their obligations under this Securities Purchase Agreement.

Section 5.  Headings

.  The article, section and subsection headings in this Securities Repurchase Agreement are for convenience only and shall not constitute a part of this Securities Repurchase Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.  Governing Law

.  This Securities Repurchase Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 7.  Counterparts

.  This Securities Repurchase Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic transmission).

Section 8.  Related Documents.  This Securities Repurchase Agreement shall constitute a Related Document.

[Signature Page Follows]

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Securities Repurchase Agreement to be duly executed by their respective authorized officer as of the date first above written.

COMPANY:

RAIT FINANCIAL TRUST

By: /s/ Scott Davidson
Name: Scott Davidson
Title:  Chief Executive Officer and President

OPERATING PARTNERSHIP:

RAIT PARTNERSHIP, L.P.

By:RAIT General, Inc.,

its sole general partner

By: /s/ Scott Davidson
Name: Scott Davidson
Title:  Chief Executive Officer and President

TABERNA:

TABERNA REALTY FINANCE TRUST

By: /s/ Scott Davidson
Name: Scott Davidson
Title:  Chief Executive Officer and President

NEWSUB:

RAIT ASSET HOLDINGS IV, LLC

By: RAIT PARTNERSHIP, L.P.
        its Managing Member

By:RAIT General, Inc.,

its sole general partner

By: /s/ Scott Davidson
Name: Scott Davidson
Title: Chief Executive Officer and President

Signature Page to Securities Repurchase Agreement

INVESTOR:

ARS VI INVESTOR I, LP

By: ARS VI Investor I GP, LLC,

its General Partner

By: Almanac Realty Securities VI, L.P.,

its Sole Member

By: Almanac Realty Partners VI, LLC,

its General Partner

By:  /s/ Andrew Silberstein
Name: Andrew Silberstein

Title: Authorized Person

Signature Page to Securities Repurchase Agreement